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                                                                   EXHIBIT 10.13

               CALAVO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

        THIS AGREEMENT is made this 11 day of March, 1983 by and between Calavo Growers of California, a California corporation (the "Company") and Egidio Carbone (the "Executive") because the Company has adopted this Agreement as the form of the Calavo Supplemental Executive Retirement Plan and because the Company desires to secure the Executive's future services by providing additional retirement compensation.

        The parties to this Agreement agree as follows:

        1. DEFINITIONS.

        1.1 Average Final Base Salary means the Executive's average annual salary (excluding bonuses and other non-regular forms of compensation) over the five year period ending on the January 31st next preceding the earlier of (i) the Retirement Date, (ii) the date of the Executive's death, or (iii) the termination of this Agreement.

        1.2 Beneficiary means the person or persons designated as such in accordance with Section 4 of the Agreement.

        1.3 Death Benefit Eligibility Date means the date on which the Executive has both attained age 55 and has completed at least 2 Years of Service.

        1.4 Disability means any cessation of the Executive's employment with the Company as a result of a physical or mental condition which prevents the Executive from performing the normal duties of his or her current employment. The Company, in its complete and sole discretion, shall determine an Executive's Disability. If the Executive makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, he shall be presumed to qualify as totally and permanently disabled under this Plan. The Company may require that the Executive submit to an examination, by a competent physician or medical clinic selected by the Company, on an annual basis to confirm Disability. On the basis of such medical evidence, the determination of the Company as to whether or not a condition of total disability exists or continues shall be conclusive.

        1.5 Early Retirement means the Executive's Termination of Employment on or after attaining age 62, having completed at least 7 Years of Service.

        1.6 Normal Retirement means the Executive's Termination of Employment on or after attaining age 65, having completed at least 10 Years of Service.



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Calavo Supplemental Executive Retirement Agreement


        1.7 Retirement Date means the date on which the Executive commences Early or Normal Retirement.

        1.8 Termination of Employment means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of Disability prior to qualification for Early Retirement or death.

        1.9 Years of Service means the cumulative consecutive years of continuous full-time employment with the Company in the capacity of Vice President, beginning on the date the Executive begins service in such capacity, and each anniversary thereafter.

        2. BENEFITS.

        2.1 Normal Retirement Benefit. Upon Normal Retirement, as long as the Executive continues to comply with the conditions set forth in Section 3 below, the Company will pay to the Executive during his life a monthly benefit, commencing on the first day of the month following the Retirement Date, equal to 20% of the Executive's Average Final Base Salary divided by twelve and reduced by an amount equal to the Social Security benefits which the Executive is entitled to receive for the month in which the payment is made, excluding any Social Security benefits paid on behalf of the Executive's spouse or dependents (i.e. primary insurance benefits only). Such benefits will be paid as compensation for services rendered prior to the Retirement Date.

        2.2 Early Retirement Benefit. Upon Early Retirement, as long as the Executive continues to comply with the conditions set forth in Section 3 below, the Company will pay to the Executive during his life a monthly benefit, commencing on the first day of the month following the Retirement Date, equal to the actuarially determined equivalent (as determined by the Company by using the Pension Benefit Guarantee Corporation immediate interest rate as in effect on the Retirement Date) of the Normal Retirement benefit of 20% of the Executive's Average Final Base Salary divided by twelve. Such Benefit shall be further reduced by an amount equal to the Social Security benefits, if any, which the Executive is entitled to receive for the month in which the payment is made, excluding any Social Security benefits paid on behalf of the Executives spouse or dependents (i.e. primary insurance benefits only). Such benefits will be paid as compensation for services rendered prior to the Retirement Date.

        2.3 Disability Benefit. If the Executive suffers Disability prior to qualification for Early Retirement, the Executive shall continue to accrue Years of Service for purposes of this Agreement during Disability until he qualifies for Early Retirement



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Calavo Supplemental Executive Retirement Agreement


except that in calculating Average Final Base Salary, the Years of Service accrued during the Disability Period shall not be included.

        2.4 Pre-Retirement Death Benefit. In the event of the Executive's death after the Death Benefit Eligibility Date and prior to the Retirement Date, the Company will pay to the Beneficiary for 10 years a monthly benefit commencing on the first day of the month following the Executive's death, equal to 10% of the Executive's Average Final Base Salary divided by twelve.

        3. CONDITIONS RELATED TO BENEFITS.

        3.1 Requirement of Noncompetition. During the three year period following the Retirement Date, the Executive agrees not to engage or participate (as a partner, shareholder, director, officer, employee, agent, representative or independent contractor, or in any other capacity calling for the making of an investment or the performance of services) in any business which markets the same commodities marketed by the Company or is otherwise competitive with the business of the Company.

        3.2 Rights on Termination of Employment. Except as expressly provided in this Plan, the Company will not be required or be liable to make any payments under this Agreement subsequent to the Executive's Termination of Employment with the Company.

        3.3 No Right to Company Assets. The benefits paid under this Agreement will be paid from the general funds of the Company, and the Executive and his beneficiaries will be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

        3.4 Amendment or Termination of Agreement. Prior to the Retirement Date, the Company may amend, alter, modify or terminate the Agreement after giving the Executive 60 days notice. If at the time of such notice, the Executive qualifies for Early or Normal Retirement, the Executive may elect to retire during the 60 day notice period and if the Executive so elects the Company shall not thereafter amend, alter, modify or terminate the Agreement. If the Company terminates the Agreement prior to the Retirement Date and the Executive does not elect or does not qualify for Early or Normal Retirement, the Company will pay to the Executive upon termination of the Agreement an amount equal to 4% of the Executive's Average Final Base Salary multiplied by that number of complete and fractional years between the inception of this Agreement and the date of its termination up to a maximum of 10 years.



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Calavo Supplemental Executive Retirement Agreement


        3.5 Protective Provisions. The Executive will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other actions as may be requested by the Company. If the Executive refuses to so cooperate, the Company will have no further obligation to the Executive under this Agreement. In the event of the Executive's suicide during the first two years of this Agreement or if the Executive makes any material misstatement of information or non-disclosure of medical history, then no benefits will be payable to the Executive under the Agreement, except that benefits may be payable in a reduced amount in the Company's sole discretion.

        4. BENEFICIARY DESIGNATION.

        The Executive will have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment of benefits under this Agreement will be made in the event of the Executive's death. The Beneficiary designation will be filed in writing with the Company during the Executive's lifetime on a form prescribed by the Company.

        The filing of a Beneficiary designation will cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of the Executive subsequent to the date of a Beneficiary designation will revoke such designation, unless, in the case of divorce, the previous spouse was not designated as Beneficiary and unless, in the case of marriage, the Executive's new spouse has previously been designated as Beneficiary. The spouse of a married Executive domiciled in a community property jurisdiction must join in any designation of a Beneficiary other than the spouse.

        If the Executive fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise, without execution of a new designation, or if every person designated as Beneficiary predeceases the Executive or dies prior to distribution of the Executive's benefit, then the Company will direct the distribution of such benefits to the Executive's estate.

        5. MISCELLANEOUS.

        5.1 Nonassignability. The benefits provided under this Agreement may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. These benefits will be exempt from the claims of



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Calavo Supplemental Executive Retirement Agreement


creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

        5.2 Withholding. The Executive and any Beneficiary will make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and social security or other employee tax requirements applicable to the payment of benefits under this Agreement. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

        5.3 Applicable Law. This Agreement will be governed by the laws of California except where preempted by the Employee Retirement Income Security Act of 1974, as amended.

        The undersigned have entered into this Agreement as of the day and year first above written.


                                             Calavo Growers of California

                                             By  /s/ LECIL E. COLE
                                                 -----------------------------
                                             Its Chairman of the Board
                                                 -----------------------------
                                              /s/ Egidio Carbone
                                             ---------------------------------
                                                      the "Executive"





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